EXHIBIT 99.1

JOINT FILING AGREEMENT

October 15, 2019

Pursuant to and in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder, each party hereto hereby agrees to the joint filing, on behalf of each of them, of any filing required by such party under Section 13 or Section 16 of the Exchange Act or any rule or regulation thereunder (including any amendment, restatement, supplement, and/or exhibit thereto) with the Securities and Exchange Commission (and, if such security is registered on a national securities exchange, also with the exchange), and further agrees to the filing, furnishing, and/or incorporation by reference of this Joint Filing Agreement as an exhibit thereto. This Joint Filing Agreement shall remain in full force and effect until revoked by any party hereto in a signed writing provided to each other party hereto, and then only with respect to such revoking party.

IN WITNESS WHEREOF, each party hereto, being duly authorized, has caused this Joint Filing Agreement to be executed and effective as of the date first written above.

Date: October 15, 2019	CAS INVESTMENT PARTNERS, LLC

	By:	/s/ Clifford Sosin
	Name:	Clifford Sosin
	Title:	Managing Member

SOSIN PARTNERS, L.P.

	By:	Sosin, LLC
its General Partner

/s/ Clifford Sosin
	Name:	Clifford Sosin
	Title:	Managing Member of CAS Investment Partners LLC, Investment Adviser of Sosin Partners, L.P.

CSWR PARTNERS, L.P.

By:	Sosin, LLC
its General Partner

/s/ Clifford Sosin
Name:	Clifford Sosin
Title:	Managing Member of CAS Investment Partners LLC, Investment Adviser of CSWR Partners, L.P.

CLIFFORD SOSIN

By:	/s/ Clifford Sosin
Name:	Clifford Sosin